Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of April 20, 2021, by and among CN ENERGY GROUP. INC., a British Virgin Islands company (the “Company”), NETWORK 1 FINANCIAL SECURITIES, INC. (“Placement Agent” and, together with the Company, sometimes referred to individually as “Party” and collectively as the “Parties”), and Hunter Taubman Fisher & Li LLC (the “Escrow Agent”). For the convenience of the Parties, capitalized terms used but not defined herein have the meanings ascribed to them in the Placement Agreement; provided, however, that the Escrow Agent shall only be bound by, and shall look only to, the terms defined within this Agreement.

WHEREAS, Company and Placement Agent are parties to that certain Placement Agent Agreement dated as of April 20, 2021 (the “Placement Agent Agreement”) in connection with certain private placement to be closed on or about [*], 2021 (the “Offering”);

WHEREAS, the Placement Agent Agreement contemplates that Company will deposit, or will cause to be deposited, with the Escrow Agent on the date hereof an amount in cash equal to $1,000,000 (the “Escrow Deposit”), to be held in escrow to pay certain compensation to Placement Agent pursuant to the terms of Section 5.1 of the Placement Agent Agreement; and

WHEREAS, Company and Placement Agent desire to appoint the Escrow Agent as escrow agent with respect to the Escrow Deposit, and the Escrow Agent is willing to so serve as such escrow agent in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties and the Escrow Agent agree as follows:

1.	Appointment. The Parties hereby appoint Escrow Agent as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.	Escrow Deposit. Company agrees to deposit with Escrow Agent the Escrow Deposit. Escrow Agent shall hold the Escrow Deposit in its non-interest bearing attorney trust account.

3.	Disposition and Termination.

(a)	Payment Notice. At the time of Initial Closing, an officer of the Company (the “Authorized Representative”) shall deliver to Placement Agent and Escrow Agent, in accordance with the provisions of Section 8 below, payment notice setting forth the amount of gross proceeds from the Offering and the payment to be made to Placement Agent pursuant to Section 5.1 of the Placement Agent Agreement (the “Placement Agent Fee”), with the remainder, if any, to be returned to the Company’s account.

(b)	Disbursements. The Company hereby irrevocably instruct the Escrow Agent that the Escrow Deposit shall be disbursed by Escrow Agent upon the expiration of two (2) Business Days following the earlier of (i) Company’s announcement of the closing of the Offering on a press release or current report on Form 6-K or (ii) issuance of the shares in connection with the Offering. As used in this Section 3, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. Upon delivery of the Escrow Deposit in full by Escrow Agent pursuant to this Section 3, this Agreement shall terminate and the related account(s) shall be closed, subject to the provisions of Section 6.

4.	Escrow Agent. Escrow Agent shall have only those duties as are specifically and expressly provided herein, and no other duties, including but not limited to any fiduciary duty, shall be implied. Escrow Agent has no knowledge of, nor any obligation to comply with, the terms and conditions of any other agreement between the Parties, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement. Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent's gross negligence or willful misconduct was the cause of any direct loss to either Party. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. In the event Escrow Agent shall be uncertain, or believes there is some ambiguity, as to its duties or rights hereunder, or receives instructions, claims or demands from any Party hereto which in Escrow Agent’s judgment conflict with the provisions of this Agreement, or if Escrow Agent receives conflicting instructions from the Parties, Escrow Agent shall be entitled either to: (a) refrain from taking any action until it shall be given (i) a joint written direction executed by Authorized Representatives of the Parties which eliminates such conflict or (ii) a court order issued by a court of competent jurisdiction (it being understood that Escrow Agent shall be entitled conclusively to rely and act upon any such court order and shall have no obligation to determine whether any such court order is final); or (b) file an action in interpleader. Escrow Agent shall have no duty to solicit any payments which may be due to it, including, without limitation, the Escrow Deposit, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. The Parties grant to Escrow Agent a lien and security interest in the Escrow Deposit in order to secure any indemnification obligations of the Parties or obligation for fees or expenses owed to the Escrow Agent hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that the foregoing shall not apply to the extent such loss or damage is caused by fraud on the part of Escrow Agent.

5.	Succession. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving not less than thirty (30) days advance notice in writing of such resignation to the Parties, or may be removed, with or without cause, by the Parties at any time after giving not less than thirty (30) days prior joint written notice to the Escrow Agent. Escrow Agent’s sole responsibility after such applicable thirty (30) day notice period expires shall be to hold the Escrow Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final court order, at which time Escrow Agent’s obligations hereunder shall cease and terminate. If prior to the effective resignation or removal date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Escrow Deposit to another person as provided above, or if such delivery is contrary to applicable law, at any time on or after the effective resignation date, Escrow Agent either (a) may interplead the Escrow Deposit with a court located in the State of New York and the costs, expenses and reasonable attorney’s fees which are incurred in connection with such proceeding may be charged against and withdrawn from the Escrow Deposit; or (b) appoint a successor escrow agent of its own choice. Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent. Escrow Agent shall deliver the Escrow Deposit to any appointed successor escrow agent, at which time Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all of the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.	Dispute Resolution. In the event of any dispute between the parties to this Agreement in connection with the Escrow Deposit, or if Escrow Agent shall in good faith be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to take any action hereunder for so long as such dispute continues or such doubt exists or until (1) the rights of the parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (2) all differences and all doubt resolved by an agreement between Company and Placement Agent, and Escrow Agent shall have been notified thereof in writing thereof by an Authorized Representative of each of the Parties. In addition, in the event of any such dispute or doubt, Escrow Agent shall have the right to tender into the registry or custody of any court having jurisdiction any part of or all of the Escrow Deposit. Upon such tender, the parties to this Agreement agree that Escrow Agent shall be discharged from all further duties under this Agreement.

7.	Indemnification and Reimbursement. The Parties agree jointly and severally to indemnify and hold harmless Escrow Agent and its agents, employees, officers and members (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, costs or expenses (including attorneys’ fees) (collectively “Losses”), resulting directly or indirectly from (a) Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Escrow Agent or any such Indemnitee; and (b) Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

8.	Notices. Except as otherwise expressly required in Section 3, all communications hereunder shall be in writing or set forth in a PDF attached to an email, and shall be delivered by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each Party as follows:

If to the Placement Agent:

Network 1 Financial Securities, Inc.

The Galleria, Building 2

Penthouse 2 Bridge Avenue

Red Bank, New Jersey 07701-1106

Attention: Damon Testaverde, Managing Director

Email: [*]

with copies to (which shall not constitute notice):

Ortoli | Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: Jason Ye, Esq.

Email: [*]

If to the Company:

CN Energy Group. Inc.

Dikai Yinzuo, Room 1804-1, No. 29 Jiefang East Road

Jianggan District, Hangzhou City, Zhejiang Province, PRC

Attention: Ye Ren, Chief Financial Officer

Email: [*]

with copies to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, New York 10022

Attention: Ying Li, Esq.

Email: [*]

If to Escrow Agent:

Hunter Taubman Fisher & Li LLC

800 Third Avenue, Suite 2800,

New York, NY 10022

Attention: Ying Li, Esq.

Facsimile: [*]

E-mail: [*]

9.	Legal Representations. Placement Agent and Company acknowledge that Hunter Taubman Fisher & Li LLC is representing Company in connection with the Placement Agent Agreement and the transactions contemplated thereby and in other matters, and further agree that such firm shall not be disabled or precluded from acting as attorney for Company or any of its stockholders, directors or officers, in any suit, action or proceeding arising out of the Placement Agent Agreement or the transaction contemplated thereby, or otherwise, by reason of its having acted as Escrow Agent hereunder.

10.	Compliance with Court Orders. In the event that a legal garnishment, attachment, levy restraining notice or court order is served with respect to any of the Escrow Deposit, or the delivery thereof shall be stayed or enjoined by an order of a court, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

11.	Miscellaneous.

(a)	The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by the Escrow Agent and both Parties. Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of Escrow Agent and the other Party. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of New York applicable to agreements entered into and to be performed solely within such state, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. Each Party and Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity. Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(b)	No Party is liable to any other Party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the validity of the remaining portions of this Agreement shall not be affected. The Parties each represent, warrant and covenant that (i) each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations; (ii) such Party has full power and authority to enter into, execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder; and (iii) the person(s) executing this Agreement on such Party’s behalf and certifying Authorized Representatives in the applicable Schedule 1 have been duly and properly authorized to do so, and each Authorized Representative of such Party has been duly and properly authorized to take the actions specified for such person in the applicable Schedule 1. Except as expressly provided in Sections 4 and 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrow Deposit or this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CN ENERGY GROUP. INC.

By:	/s/ Kangbin, Zheng
Name:	Kangbin, Zheng
Title:	Chairman & CEO

NETWORK 1 FINANCIAL SECURITIES, INC.

By:	/s/ Damon D. Testaverde
Name:	Damon D. Testaverde
Title:	Chairman

HUNTER TAUBMAN FISCHER & LI LLC
As Escrow Agent

By:	/s/ Ying Li
Name:	Ying Li
Title:	Partner